Exhibit 10.115

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIFTH AMENDMENT TO LEASE AGREEMENT
THIS FIFTH AMENDMENT TO LEASE AGREEMENT (this “Fifth Amendment”) is made and effective as of the 17th day of January, 2020 (the “Fifth Amendment Effective Date”), by and between TWO SOUTHPARK, LLC, a North Carolina limited liability company (the “Landlord”) and QUICKEN LOANS INC., a Michigan corporation (the “Tenant”) (Landlord and Tenant are, collectively, the “Parties”).
Background Statement
WHEREAS, Tenant and CCP Property Owner SouthPark, LLC (predecessor to Landlord) are Parties to that certain Lease Agreement dated April 27, 2012 (the “Original Lease”), amended by the First Amendment dated March 5, 2013, the Second Amendment dated April 29, 2015, the Third Amendment dated July 19, 2016, and the Fourth Amendment dated December 21, 2017 (collectively, the “Lease”) for certain space consisting of approximately 51,197 rentable square feet of space located at Suites 200, 300, 305, 360, and 400 (the “Existing Premises”) at 6135 Park South Drive, Charlotte, NC 28210 (the “Building”).
WHEREAS, Landlord and Tenant desire to amend the Lease to provide for the further expansion of the Premises, and other matters.
WHEREAS, the capitalized terms used in this Fifth Amendment will have the same meaning ascribed to them in the Lease unless otherwise specifically defined in this Fifth Amendment.
Statement of Agreement
NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Expansion of Premises. Effective as of the Fifth Amendment Effective Date, the Premises is amended and expanded to include approximately 1,791 rentable square feet of space located at Suite 350 and approximately 4,897 rentable square feet of space located at Suite 355 at the Building as shown on the floor plan attached to and incorporated in this Fifth Amendment as Exhibit A (the “Expansion Space”). Accordingly, except as otherwise provided in this Fifth Amendment, all references to the “Premises” in the Lease will refer to the combined approximate 57,885 rentable square feet of space consisting of the Existing Premises and the Expansion Space as of the Fifth Amendment Effective Date and continuing throughout the remainder of the Lease term, as extended. Tenant hereby accepts the Expansion Space in its current “AS IS, WHERE-IS” and “WITH ALL FAULTS” condition, without any representation or warranty by Landlord (all of which are expressly disclaimed). Landlord shall have no duty to perform any work, or make any installations or alterations, or provide any allowance or concessions in connection with the lease of the Expansion Space to Tenant; except as provided in this Fifth Amendment and the Lease.
2.Expansion Improvements & Allowances.

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(a)Expansion Improvements. Promptly following the Fifth Amendment Effective Date, Tenant will proceed with the preparation of plans and specifications for such improvements as Tenant believes are necessary to render the Expansion Space suitable for Tenant’s business (the “Expansion Improvements”). All Expansion Improvements will be performed at Tenant’s sole cost and expense (subject to the Expansion Allowance (as defined below)), and all plans and specifications for the Expansion Improvements will be subject to Landlord’s prior review and written approval (with Tenant not being permitted to commence any work until such approval is provided and, which approval shall not be unreasonably withheld by Landlord). All Expansion Improvements will be subject to all terms of the Lease applicable to Tenant’s performance of any work or improvements in the Premises.
(b)Expansion Allowance. Subject to the terms of this Section 2(b), Landlord will give Tenant a cash allowance in the maximum amount of [***] per rentable square foot of the Expansion Space (the “Expansion Allowance”) as Landlord’s contribution to the Tenant’s upfit of the Expansion Improvements. The Expansion Allowance will be paid within thirty (30) days after Tenant’s written request, which may not be submitted until Tenant has delivered to Landlord all the following with respect to the Expansion Space and the Expansion Improvements, as applicable (collectively, “Supporting Documentation”):
(i)A copy of the final Certificate of Occupancy obtained by Tenant;
(ii)A complete list, certified to be true and correct by Tenant’s general contractor of the names, addresses, telephone numbers, and contract amounts for all contractors, subcontractors, vendors, and suppliers providing materials or labor;
(iii)Copies of all invoices from Tenant’s contractor, subcontractors, vendors, and suppliers of labor or materials;
(iv)Tenant’s general contractor’s sworn statement that all Expansion Improvements have been paid for in full;
(v)Unconditional lien waivers or lien releases stating that all Expansion Improvements will be paid in full;
(vi)Copies of Tenant’s final approved plans and specifications, and “as built” drawings depicting the Expansion Space and the Expansion Improvements;
(vii)A final budget regarding the Expansion Improvements documenting the cost thereof; and
(viii)Such additional documentation as Landlord may reasonably request.
(c)Existing Premises Improvements. Promptly following the Fifth Amendment Effective Date, Tenant will proceed with the preparation of plans and specifications for such improvements as Tenant believes are necessary to refresh (e.g.,

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carpet, paint and other minor cosmetic work) space located on the 3rd and 4th floors of the Existing Premises (the “Existing Premises Improvements”). All Existing Premises Improvements will be performed at Tenant’s sole cost and expense, and all plans and specifications for the Existing Premises Improvements will be subject to Landlord’s prior review and written approval (with Tenant not being permitted to commence any work until such approval is provided and, which approval shall not be unreasonably withheld by Landlord). All Existing Premises Improvements will be subject to all terms of the Lease applicable to Tenant’s performance of any work, alterations, or improvements in the Premises.
(d)Existing Premises Allowance. Subject to the terms of this Section 2(d), Landlord will give Tenant a cash allowance in the maximum amount of [***] per rentable square foot of the Existing Premises located on the 3rd and 4th floors of the Building (the “Existing Premises Allowance”) as Landlord’s contribution to the Tenant’s upfit of the Existing Premises Improvements. The Existing Premises Allowance will be paid within thirty (30) days after Tenant’s written request, which may not be submitted until Tenant has delivered to Landlord all Supporting Documentation with respect to the Existing Premises Improvements, as applicable.
3.Term; Rent.
(a)Expansion Term. The lease term on the Expansion Space (the “Expansion Term”) will commence on the Fifth Amendment Commencement Date and expire on December 31, 2024.
(b)Expansion Rent. From and after the 180th day after the Fifth Amendment Effective Date (the “Expansion Rent Commencement Date”), Tenant will pay Basic Rent on the Expansion Space in the following amounts:

Lease Year/Time Period	Annual Rent per Rentable Square Foot	Monthly Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Tenant will also pay Landlord Additional Rent and all other charges for the Expansion Space under the same terms, and conditions described in Section 4(b) of the Original Lease; as amended by the First Amendment, except that (i) the Expense Stop for the Expansion Space will be Operating Costs of the Expansion Space for the calendar year 2020 (grossed up as provided in Section 4(b)(6) of the Original Lease) and (ii) the Base Tax Year for the Expansion Space will be the calendar year 2020.
(c)Existing Third Floor Term. The term of Tenant’s lease on Suites 300, 305, and 360 (collectively, the “Existing Third Floor”), created by the First Amendment and Third Amendment, is currently scheduled to expire on December 31,

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2022. The term of Tenant’s lease on the Existing Third Floor is hereby extended such that it will expire on December 31, 2024.
(d)Existing Third Floor Rent (12,642 RSF). Tenant will pay Basic Rent on the Existing Third Floor in the following amounts:

Lease Year/Time Period	Annual Rent per Rentable Square Foot	Monthly Rent
[***]	[***]	[***]
[***]	[***]	[***]

Tenant will pay Landlord Additional Rent and all other charges for the Existing Third Floor under the same terms and conditions provided for in Section 5 of the First Amendment and Section 5(b) of the Third Amendment.
(e)Existing Fourth Floor Term. The term of Tenant’s lease on Suite 400 (the “Existing Fourth Floor”), created by the Second Amendment, is currently scheduled to expire on August 31, 2021. The term of Tenant’s lease on the Existing Fourth Floor is hereby extended such that it will expire on December 31, 2024.
(f)Existing Fourth Floor Rent (19.355 RSF). Tenant will pay Basic Rent on the Existing Fourth Floor in the following amounts:

Lease Year/Time Period	Annual Rent per Rentable Square Foot	Monthly Rent
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Tenant will pay Landlord Additional Rent and all other charges for the Existing Fourth Floor under the same terms and conditions provided for in Section 7 of the Second Amendment.
4.Renewal Rights. Notwithstanding any provision in the Lease to the contrary, the Parties agree that as a condition of Tenant’s exercise of any renewal option or right to extend or renew the Lease, written notice of Tenant’s exercise must be delivered to Landlord not later than two hundred seventy (270) days before the then scheduled expiration of the applicable term. The Parties agree that the Tenant’s options as referenced in Section 5 of the Fourth Amendment remain unmodified and in full force except as modified herein.
5.Parking. In addition to the parking that Tenant is entitled to for the Existing Premises, Landlord shall provide a parking ratio of up to four (4) spaces per 1,000 square feet of Expansion Premises. All parking is free, unreserved ·surface parking. Landlord will designate five (5) additional Visitor Parking spaces near the front of the

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Building for Tenant’s use. Landlord will continue to further work with Tenant on special parking needs at the Building.
6.Brokers. Landlord and Tenant agree that Landlord will not be responsible for paying any brokerage commissions or other fees payable or allegedly payable to any broker resulting from. or arising out of this Fifth Amendment and the transactions contemplated herein other than the commission owing to Cushman & Wakefield (representing Landlord) and·JLL (representing Tenant) pursuant to a separate written agreement (with Landlord’s broker compensating Tenant’s broker out of Landlord’s broker’s fee). The Parties each agree to indemnify the other Party from and against all claims, suits, liabilities, costs, judgments and expenses, including reasonable attorneys’ fees, relating to brokerage commissions or any other fees payable or allegedly payable to any broker other than the aforementioned broker(s), resulting from or arising out of the respective Party’s actions in connection with this Fifth Amendment and the transactions contemplated herein.
7.Counterparts. This Fifth Amendment may be executed in multiple counterparts, each counterpart being executed by only one of the Parties, and will be equally effective as if a single original had been signed by both parties; but all such counterparts will be deemed to constitute a single agreement.
8.Complete Agreement. The Lease (as amended by this Fifth Amendment) contains all the agreements of the Parties with respect to the subject matter hereof and cannot be amended or modified except by a written instrument signed by the authorized representatives of both Landlord and Tenant.
9.No Default. Tenant represents, warrants and covenants that: (i) Landlord and Tenant are not. in default of any of their respective obligations under the Lease and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by either Landlord or Tenant thereunder, (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant, (iii) Tenant has no current offset or defense to Tenant’s performance or obligations under the Lease, and (iv) Tenant has not assigned, sublet, transferred, conveyed or otherwise encumbered any or all of its interest under the Lease and/or the Premises. Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord’s employees or agents, including without limitation, demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.
10.Effect of Amendment. Except as provided by this Fifth Amendment, the Lease will remain in full force and is hereby affirmed. This Fifth Amendment will inure to the benefit of the Parties, their respective successors, and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms of this Fifth Amendment and the terms of the Lease, the terms of this Fifth Amendment will supersede.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Amendment as of the date first written above.
LANDLORD:
TWO SOUTHPARK, LLC,
a North Carolina limited liability company
By: /s/Todd Collins
Name: Todd Collins
Title: Managing Director
TENANT:
QUICKEN LOANS INC.,
a Michigan corporation
By: /s/ Jay D. Farner
Name: Jay D. Farner
Title: Chief Executive Officer

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Exhibit A - The Expansion Space

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